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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 1997 (August 25,
1997)



                         AMERICAN TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)





         Delaware                      0-24248                87-0361799
         --------                      -------                ----------
(State or other jurisdiction of     (Commission        (I.R.S. Empl. Ident. No.)
 incorporation or organization)      File Number)



13114 Evening Creek Drive South, San Diego, California                  92128
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   (Address of principal executive offices)                           (Zip Code)


                                 (619) 679-2114
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              (Registrant's telephone number, including area code)


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ITEM 5.    OTHER EVENTS

On August 25, 1997 the Company completed the private offering and sale for cash at $10.00 per share a total of 350,000 shares of Series A Convertible Preferred Stock, par value $.00001 ("Preferred Stock") to a limited number of investors ("Preferred Shareholders") for an aggregate of $3,500,000. The dollar amount of Preferred Stock, increased by $.60 per share of Preferred Stock per annum and other adjustments, at the election of the Preferred Shareholder, may be converted one or more times into fully paid and nonassessable shares of common stock, $.00001 par value, of the Company, at a conversion price which is the lower of (i) $5.75 per share or (ii) 85% of five days market price prior to conversion, but in no event less than $3.00 per share. The shares of Preferred Stock may be called by the Company for conversion if the common stock market price exceeds $14.00 per share for ten days and certain conditions are met. The Preferred Stock shall be subject to mandatory conversion after one year, subject to certain conditions.

Each purchaser was granted a warrant to purchase 500 common shares of the Company at $7.50 per share until August 1, 2000 ("Warrant") for each 1,000 shares of Preferred Stock (aggregate Warrants exercisable into 175,000 shares). These securities were offered and sold without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided by Rule 506 of Regulation D thereunder and an appropriate legend was placed on the Preferred Stock and Warrants and will be placed on the shares issuable upon conversion of the Preferred Stock or exercise of the Warrants unless registered under the Act prior to issuance. The Company has agreed to file a registration statement covering the stock issuable on conversion of the Preferred Stock and exercise of the Warrants.

Net proceeds from the sale of the Preferred Stock of approximately $3,350,000 is intended primarily for working capital to continue the Company's efforts to exploit its HSS sound reproduction and other technologies. There can be no assurance that the Company will successfully develop or exploit its various technologies. The Company also intends to make applicaton for a listing of its shares on the NASDAQ SmallCap Market.

At August 25, 1997 the Company had 9,744,424 common shares issued and outstanding.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
       None

(b) Pro forma financial information.
       None

(c) Exhibits

         3.1.2 Certificate of Designations of Series A Convertible Preferred Stock filed on August 15, 1997

         3.1.3 Corrected Certificate of Designations of Series A Convertible Preferred Stock dated and filed on August 25, 1997

         4.10 Form of Stock Purchase Warrant exercisable at $7.50 per share until August 1,2000 granted to eleven investors for an aggregate of 175,000 common shares



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERICAN TECHNOLOGY CORPORATION




Date: August 29, 1997              By: /s/ ROBERT PUTNAM
                                      ------------------
                                           Robert Putnam
                                           President and Chief Executive Officer



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